Exhibit 10.2

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of November 21, 2018 (“Agreement”), among Sonoma Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Computershare, Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, pursuant to a registered offering by the Company of units, each unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), and 2,764,700 warrants to purchase shares of Common Stock (the “Warrants”) pursuant to an effective registration statement on Form S-1 (File No. 333-227806) (the “Registration Statement”), the Company wishes to issue Warrants in book entry form entitling the respective holders of the Warrants (the “Holders”, which term shall include a Holder’s transferees, successors and assigns and “Holder” shall include, if the Warrants are held in “street name”, a Participant (as defined below) or a designee appointed by such Participant), to purchase an aggregate of up to 2,764,700 shares of Common Stock upon the terms and subject to the conditions hereinafter set forth (the “Offering”);

WHEREAS, the shares of Common Stock and Warrants to be issued in connection with the Offering shall be immediately separable and will be issued separately, but will be purchased together in the Offering; and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.              Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)              “Affiliate” has the meaning ascribed to it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)             “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which The Nasdaq Stock Market is authorized or required by law or other governmental action to close.

(c)              “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(d)             “Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(e)              “Warrant Certificate” means a certificate in substantially the form attached as Exhibit 1 hereto, representing such number of Warrant Shares as is indicated therein, provided that any reference to the delivery of a Warrant Certificate in this Agreement shall include delivery of notice from the Depositary or a Participant (each as defined below) of the transfer or exercise of Warrant in the form of a Global Warrant (as defined below).

(f)              “Warrant Shares” means the shares of Common Stock underlying the Warrants and issuable upon exercise of the Warrants.

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Certificate.

Section 2.              Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment.

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Section 3.              Global Warrants.

(a)              The Warrants shall be issuable in book entry form (the “Global Warrants”). All of the Warrants shall initially be represented by one or more Global Warrants, substantially in the form of the Warrant Certificate, deposited with the Warrant Agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to a Warrant in its account, a “Participant”). The terms of this Warrant Agreement are to be read in conjunction with the applicable terms of the Warrant Certificate. If there is a conflict between the express terms of this Warrant Agreement and the Warrant Certificate, the terms of the Warrant Certificate shall govern and be controlling; provided, however, that all provisions with respect to the rights, duties, protections and liability of the Warrant Agent only shall be determined and interpreted solely by the provisions of this Warrant Agreement and no provision of this Warrant Agreement shall affect or limit the obligations of the Company under this Warrant.

(b)             If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Global Warrant, and the Company shall instruct the Warrant Agent to deliver to each Holder a Warrant Certificate. The Company shall use its best efforts to enable the Warrants to be “DTC eligible” so that interests in the Warrants may be held in book-entry through the Depositary for the term of the Warrant.

(c)              A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Warrant Agent for the exchange of some or all of such Holder’s Global Warrants for a Warrant Certificate evidencing the same number of Warrants, which request shall be in the form attached hereto as Annex A (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the deemed surrender upon delivery by the Holder of a number of Global Warrants for the same number of Warrants evidenced by a Warrant Certificate, a “Warrant Exchange”), the Warrant Agent shall promptly effect the Warrant Exchange and shall promptly issue and deliver , at the expense of the Company, to the Holder a Warrant Certificate for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Warrant Certificate shall be dated the original issue date of the Warrants, shall be manually executed by an authorized signatory of the Company, shall be in the form attached hereto as Exhibit 1, and shall be reasonably acceptable in all respects to such Holder. In connection with a Warrant Exchange, the Company agrees to deliver, or to direct the Warrant Agent to deliver, the Warrant Certificate to the Holder within three (3) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). If the Company fails for any reason to deliver to the Holder the Warrant Certificate subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Warrant Certificate (based on the VWAP (as defined in the Warrants) of the Common Stock on the Warrant Certificate Request Notice Date), $10 per Business Day for each Business Day after such Warrant Certificate Delivery Date until such Warrant Certificate is delivered or, prior to delivery of such Warrant Certificate, the Holder rescinds such Warrant Exchange. In no event shall the Warrant Agent be liable for the Company’s failure to deliver the Warrant Certificate by the Warrant Certificate Delivery Date. The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Warrant Certificate and, notwithstanding anything to the contrary set forth herein, the Warrant Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Warrant Certificate and the terms of this Agreement, other than Sections 3(c) and 9 herein, shall not apply to the Warrants evidenced by the Warrant Certificate. For purposes of this Section 3(c) only, the term “Holder” shall be deemed to be the beneficial owner of record of the Warrant.

Section 4.              Form of Warrant Certificates. The Warrant Certificate, together with the form of election to purchase Common Stock (“Exercise Notice”) and the form of assignment to be printed on the reverse thereof, shall be in the form of Exhibit 1 hereto.

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Section 5.              Countersignature and Registration.

(a)              The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or other authorized officer, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by the Warrant Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

(b)             The Warrant Agent will keep or cause to be kept, at one of its offices, or at the office of one of its agents, books for registration and transfer of the actually issued Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective Holders of the Warrant Certificates, the number of warrants evidenced on the face of each of such Warrant Certificate and the date of each of such Warrant Certificate. The Warrant Agent will create a special account for the issuance of Warrant Certificates. For purposes of clarity, the Warrant Agent shall not be required to keep a book for registration and transfer of book-entry form warrants represented by the Global Warrant.

Section 6.              Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

(a)              With respect to the Global Warrant, subject to the provisions of the Warrant Certificate and the last sentence of this first paragraph of Section 6 and subject to applicable law, rules or regulations, at any time after the closing date of the Offering, and at or prior to the Close of Business on the Termination Date, any Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, entitling the Holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Global Warrant shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates, together with the required form of assignment and certificate duly executed and properly completed and such other documentation as the Warrant Agent may reasonably request (which in case of a Warrant in book entry or electronic form held through the Depositary shall not include any ink-original documents and shall not include any medallion guarantee or other type of guarantee or notarization), to be transferred, split up, combined or exchanged at the office of the Warrant Agent designated for such purpose, provided that no such surrender is applicable to the Holder of a Global Warrant. Any requested transfer of Warrants, whether in book-entry form or certificate form, shall be accompanied by evidence of authority of the party making such request that may be reasonably required by the Warrant Agent. Thereupon the Warrant Agent shall, subject to the last sentence of this first paragraph of Section 6, countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

(b)             Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity or security acceptable to the Company and the Warrant Agent and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. Notwithstanding anything herein to the contrary, in connection with a Warrant in book entry or electronic form held through the Depositary, no posting of a bond shall be required under this Section 6(b).

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Section 7.              Exercise of Warrants; Exercise Price; Termination Date.

(a)              The Warrants shall be exercisable commencing on the Initial Exercise Date. The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at the Close of Business on the Termination Date. Subject to the foregoing and to Section 7(b) below, the Holder of a Warrant may exercise the Warrant in whole or in part upon surrender of the Warrant Certificate, if required, with the properly completed and duly executed Exercise Notice and payment of the Exercise Price (unless exercised via a cashless exercise), which may be made, at the option of the Holder, by wire transfer or by certified or official bank check in United States dollars, to the Warrant Agent at the office of the Warrant Agent designated for such purposes. In the case of the Holder of a Global Warrant, the Holder shall deliver the executed Exercise Notice (which shall not require any ink-original documents and shall not require any medallion guarantee or other type of guarantee or notarization of a Notice Exercise) and the payment of the Exercise Price as described herein. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by the Depositary (or such other clearing corporation, as applicable). Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that upon delivery of an Exercise Notice or upon a Holder instructing its Participant to exercise, such Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to such exercise, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Agent within the earlier of (i) by 12:00 p.m. Eastern Time on the second Trading Day (as defined in the Warrant Certificate) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in the Warrant Certificate), following delivery of the Exercise Notice.

(b)             Upon the Warrant Agent’s receipt of a Warrant Certificate prior to the Close of Business on the Termination Date set forth in such Warrant Certificate, with the executed Exercise Notice, accompanied by payment of the Exercise Price for the shares to be purchased (other than in the case of a cashless exercise) and an amount equal to any applicable tax, governmental charge or expense reimbursement referred to in Section 6 (or, in the case of the Holder of a Global Warrant, the delivery of the executed Exercise Notice (which shall not require any ink-original documents and shall not require any medallion guarantee or other type of guarantee or notarization of a Notice Exercise) and the payment of the Exercise Price (other than in the case of a cashless exercise) and any other applicable amounts as set forth herein), the Company shall cause the Warrant Agent to, and the Warrant Agent shall, cause the Warrant Shares underlying such Warrant Certificate or Global Warrant to be delivered to or upon the order of the Holder of such Warrant Certificate or Global Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date (as such term is defined in the Warrant Certificate). If the Company is then a participant in the DWAC system of the Depositary and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via cashless exercise, then the certificates for Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 2(d)(i) or 2(d)(iv) of the Warrant Certificate, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a cashless exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Warrant as set forth in Section 7(a) hereof by the Warrant Share Delivery Date, the Company will not obligated to cause the Warrant Agent to deliver certificates representing any such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent. Upon receipt of an Exercise Notice for a cashless exercise, the Warrant Agent shall deliver a copy of the Exercise Notice to the Company and request from the Company and the Company shall promptly calculate and transmit to the Warrant Agent in writing the number of Warrant Shares issuable in connection with such cashless exercise. The Warrant Agent shall have no obligation under this Agreement to calculate, the number of Warrant Shares issuable in connection with a cashless exercise nor shall the Warrant agent have any duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares issuable upon such exercise, pursuant to this Section 7, is accurate or correct.

(c)              In case the Holder of any Warrant Certificate shall exercise fewer than all Warrants evidenced thereby, upon the request of the Holder, a new Warrant Certificate evidencing the number of Warrants equivalent to the number of Warrants remaining unexercised may be executed and delivered by the Company and, upon written instruction, countersigned by the Warrant Agent and delivered to the Holder of such Warrant Certificate or to his duly authorized assigns in accordance with Section 2(d)(ii) of the Warrant Certificate, subject to the provisions of Section 6 hereof.

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(d)             Cost Basis Information.

(1)             In the event of a cash exercise of the Warrants, the Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares to be equal to the Exercise Price.

(2)             In the event of a cashless exercise, the Company shall provide cost basis for Warrant Shares issued pursuant to a cashless exercise at the time the Company confirms the number of Warrant Shares issuable in connection with the cashless exercise to the Warrant Agent pursuant to Section 7(b) hereof.

Section 8.              Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.

Section 9.              Certain Representations; Reservation and Availability of Shares of Common Stock or Cash.

(a)              This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders as provided in the Registration Statement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)             The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

(c)              The Warrant Agent will create a reserve account, into which shall be reserved such number of shares of Common Stock that are issuable upon the exercise of the Warrants in full, and from such reserve account shall the Common Stock be issued upon the exercise of Warrants.

(d)             The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing Common Stock upon exercise of the Warrants. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the Holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificate for shares of Common Stock upon the exercise of any Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company’s and the Warrant Agent’s reasonable satisfaction that no such tax or governmental charge is due.

Section 10.          Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued (or to whose broker’s account is credited shares of Common Stock through the DWAC system) upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record for the Common Stock represented thereby on, and such certificate shall be dated the date on which submission of the Exercise Notice was made, provided that the Warrant Certificate evidencing such Warrant was duly surrendered (but only if required herein) and payment of the Exercise Price (and any applicable transfer taxes) was received on or prior to the time set forth in Section 7; provided, however, that if the date of submission of the Exercise Notice is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Stock transfer books of the Company are open.

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Section 11.          Adjustment of Exercise Price, Number of Shares of Common Stock or Number of the Company Warrants. The Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Warrant Certificate, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the Warrant Certificate, and the provisions of Sections 7, 9 and 14 of this Agreement with respect to the shares of Common Stock shall apply on like terms to any such other shares. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

Section 12.          Certification of Adjusted Exercise Price or Number of Shares of Common Stock. Whenever the Exercise Price or the number of shares of Common Stock issuable upon the exercise of each Warrant is adjusted as provided in Section 11, the Company shall promptly inform the Warrant Agent and each transfer agent of the Common Stock in writing of the Exercise Price of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment. The Warrant Agent shall be fully protected in relying on such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

Section 13.          Bank Accounts. All funds received by Warrant Agent under this Agreement that are to be distributed or applied by Warrant Agent in the performance of services to be provided hereunder (the “Funds”) shall be held by Computershare Inc. as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare Inc. in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare Inc. will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare Inc. shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare Inc. in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare Inc. may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare Inc. shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 14.          Fractional Shares of Common Stock.

(a)              The Company shall not issue fractions of Warrants or distribute Warrant Certificates which evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding up of such fraction to the nearest whole Warrant.

(b)             The Company shall not issue fractions of shares of Common Stock upon exercise of Warrants or distribute stock certificates which evidence fractional shares of Common Stock. Whenever any fraction of a share of Common Stock would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(e)(v) of the Warrant Certificate.

Section 15.          Conditions of the Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the express terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrants shall be subject:

(a)              Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur (including, without limitation, reasonable fees and expenses of counsel) in connection with the preparation, delivery, negotiation, amendment, administration and the execution of this Agreement and the exercise and performance of its duties hereunder. The Company shall provide an initial funding of $1,000 for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, the Warrant Agent may request additional funding to cover fractional payments in writing. The Warrant Agent shall have no obligation to make such fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

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(b)             Indemnification. The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions or omissions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined in a final non-appealable judgment by a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing this right of indemnification shall be paid by the Company.

(c)              Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

(d)             Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in the absence of bad faith and in accordance with the advice of such counsel.

(e)              Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon the Global Warrant, any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(f)              Certain Transactions. The Warrant Agent, and its officers, directors, Affiliates and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

(g)             No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(h)             No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

(i)               Instructions; Certifications. From time to time, the Company may provide the Warrant Agent with instructions or certifications concerning or related to the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of the Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its employees, agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by Warrant Agent, its employees, agents and subcontractors in reliance upon any Company instructions, certifications or upon the advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

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(j)               The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(k)             The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appleable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(l)               The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(m)            The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(n)             The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(o)             The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(p)             In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(q)             Delivery of Exercise Price. The Warrant Agent shall forward funds received for warrant exercises under this Agreement in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company.

(r)              Opinion of Counsel. The Company shall provide an opinion of counsel prior to the effective date of this Agreement to set up a reserve of Warrants and related Common Stock. The opinion shall state that all Warrants or Common Stock, as applicable, are: (1) registered under the Securities Act or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares; and (2) validly issued, fully paid and non-assessable.

(s)              Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the compensation for services performed hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

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(t)               Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(u)             Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

The rights and obligations of the parties set forth in this Section 15 shall survive the expiration of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 16.          Purchase or Consolidation or Change of Name of Warrant Agent.

(a)              Any Person into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

(b)             In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 17.          Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following express terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

(a)              Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, Chief Financial Officer or Vice President of the Company; and such certificate shall be full authorization and protection to the Warrant Agent, and the Warrant Agent shall incur no liability for or in respect of for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(b)             Subject to the limitation set forth in Section 15, the Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).

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(c)              The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(d)             The Warrant Agent shall not have any liability or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of shares of Common Stock required under the provisions of Section 11 or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(e)              Each party hereto agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the other party hereto for the carrying out or performing by any party of the provisions of this Agreement.

(f)              The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

This Section 17 shall survive the expiration of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 18.          Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing sent to the Company and, in the event that the Warrant Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice thereunder. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock, and to the Holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent, provided that, for purposes of this Agreement, the Company shall be deemed to be the Warrant Agent until a new warrant agent is appointed. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a Person (other than a natural person) organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the Holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 18, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

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Section 19.          Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

Section 20.          Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given when in writing (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)              If to the Company, to:

Sonoma Pharmaceuticals, Inc.

1129 N. McDowell Blvd.

Petaluma, CA 94954
Attention: CEO

(b)             If to the Warrant Agent, to:

Computershare Inc.

Attention: General Counsel

462 South 4th Street, Suite 1600

Louisville, KY 40202

For any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next Business Day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

(c)              If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant, such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the procedures of the Depositary or its designee.

Section 21.          Supplements and Amendments.

(a)              The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Global Warrants in order to (i) add to the covenants and agreements of the Company for the benefit of the Holders of the Global Warrants, (ii) to surrender any rights or power reserved to or conferred upon the Company in this Agreement, (iii) cure any ambiguity, or (iv) correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, provided that such addition, correction or surrender shall not adversely affect the interests of the Holders of the Warrants in any material respect.

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(b)             In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than a majority of the shares of Common Stock issuable thereunder, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders of the Global Warrants; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 11 herein or Section 3 of the Warrant) upon which the Warrants are exercisable or the rights of the holders of Warrants to receive liquidated damages or other payments in cash from the Company, including, without limitation, pursuant to Section 3(e) of the Warrant, or reducing the percentage required for consent to modification of this Agreement or requiring a holder of Warrants in book entry or electronic form held through the Depositary to deliver any ink-original Exercise Notice or any medallion guarantee (or other type of guarantee or notarization) of an Exercise Notice, may be made without the consent of the Holder of each outstanding Warrant affected thereby, provided, further, that no amendment hereunder shall affect any terms of any Warrant Certificate issued in a Warrant Exchange. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 21. No supplement or amendment to this Agreement shall be effective unless executed by the Warrant Agent. The Warrant Agent may, but shall not be obligated to, execute any amendment or supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement.

Section 22.          Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 23.          Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Warrant Certificates and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

Section 24.          Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

Section 25.          Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 26.          Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 27.          Information. The Company agrees to promptly provide to the Holders of the Warrants any information it provides to the holders of the Common Stock, except to the extent any such information is publicly available on the EDGAR system (or any successor thereof) of the Securities and Exchange Commission.

Section 28.          USA PATRIOT Act Notice. The Warrant Agent hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it must obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Warrant Agent to identify the Company in accordance with the Patriot Act.

Section 29.          Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided, however, that this provision shall not affect or limit in any way the obligations of the Company under the Global Warrants or the Warrant Certificates.

Section 30.          Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement; provided, however, that if such prohibited and invalid provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

(Signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SONOMA PHARMACEUTICALS, INC.

By: /s/ Jim Schutz
Name: Jim Schutz
Title: Chief Executive Officer

COMPUTERSHARE, INC.
as Warrant Agent

By: /s/ Thomas Borbely
Name: Thomas Borbely
Title: Manager, Corporate Actions

COMPUTERSHARE TRUST COMPANY, N.A.
As Warrant Agent

By: /s/ Thomas Borbely
Name: Thomas Borbely
Title: Manager, Corporate Actions

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Annex A: Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Computershare, Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent for Sonoma Pharmaceuticals, Inc. (the “Company”)

The undersigned Holder of Common Stock Purchase Warrants (“Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

1.       Name of Holder of Warrants in form of Global Warrants: _____________________________

2.       Name of Holder in Warrant Certificate (if different from name of Holder of Warrants in form of Global Warrants): ________________________________

3.       Number of Warrants in name of Holder in form of Global Warrants: ___________________

4.       Number of Warrants for which Warrant Certificate shall be issued: __________________

5.       Number of Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any: ___________

6.       Warrant Certificate shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity: __________________________________________________

Signature of Authorized Signatory of Investing Entity: ___________________________

Name of Authorized Signatory: ______________________________________________

Title of Authorized Signatory: _______________________________________________

Date: ___________________________________________________________________

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Exhibit 1: Form of Warrant Certificate

SERIES C COMMON STOCK WARRANT CERTIFICATE

SONOMA PHARMACEUTICALS, INC.

Warrant Shares: 2,764,700	Initial Exercise Date: November 21, 2018
Warrant Number: 001

CUSIP: 83558L139

THIS SERIES C COMMON STOCK PURCHASE WARRANT CERTIFICATE (the “Warrant”) certifies that, for value received, Cede & Co. or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after November 21, 2018 (the “Initial Exercise Date”) and on or prior to the Close of Business on the five (5) year anniversary of the Initial Exercise Date, or November 21, 2023 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Sonoma Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to 2,764,700 shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of this Warrant, subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

Section 1.     Definitions. The following terms shall have the meanings indicated in this Section 1:

“Affiliate” has the meaning ascribed to it in Rule 12b-2 under the Exchange Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which The Nasdaq Stock Market is authorized or required by law or other governmental action to close.

“Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

“Registration Statement” means the Company’s registration statement on Form S-1 (File No. 333-227806).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare, Inc., the current transfer agent of the Company, with a mailing address of 462 South 4th Street, Suite 1600, Louisville, KY 40202, a phone number of 888-647-8901, and any successor transfer agent of the Company.

“Warrant Agency Agreement” means that certain warrant agency agreement, dated as of the Initial Exercise Date, among the Company and the Warrant Agent.

“Warrant Agent” means, collectively, Computershare, Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, and any successor warrant agent of the Company.

“Warrants” means this Warrant and other Series C Common Stock Purchase Warrants issued by the Company pursuant to the Registration Statement.

Section 2.     Exercise.

a)          Exercise of Warrant. Subject to the provisions of Section 2(e) and (f) herein, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company or Warrant Agent of a properly completed and duly executed Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) by 12:00 p.m. Eastern Time on the second Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(e)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or certified, official or cashier’s check drawn on a United States bank unless the Cashless Exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Provided the Warrant is in book entry or electronic form through DTC (or any successor depositary), no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, provided the Warrant is in book entry or electronic form through DTC (or any successor depositary), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Warrant Agent shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply. Notwithstanding anything herein to the contrary, in connection with an exercise of this Warrant by a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions) that effect exercises through DTC, there shall be no obligation whatsoever at any time for such holder to deliver any ink-original Notice of Exercise or any medallion guarantee (or other type of guarantee or notarization) of a Notice of Exercise.

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b)         Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be US$1.00, subject to adjustment hereunder (the “Exercise Price”). Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise” and to receive cash payments contemplated pursuant to Sections 2(e)(i) and 2(e)(iv), in no event shall the Company be required to net cash settle any Warrant.

c)          Cashless Exercise. If at any time after the Initial Exercise Date, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised.  The Company agrees not to take any position contrary to this Section 2(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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d)         For the avoidance of doubt, in the event of any exercise of Warrants on a “cashless basis”, the Company shall be solely responsible for calculating the number of shares of Common Stock issuable in connection with such cashless exercise and transmitting such calculation in a written notice to the Warrant Agent and the exercising Holder, and the Warrant Agent shall have no duty, responsibility or obligation to calculate or determine the number of Common Stock issuable in connection with such cashless exercise, or to investigate or confirm whether the Company’s calculation or determination of the number of shares of Common Stock to be issued in connection with such cashless exercise is accurate or correct. The Warrant Agent shall have no duty, obligation or responsibility with respect to any cashless exercise of Warrants until it receives such written notice from the Company, and shall be entitled to rely conclusively on any such written notice provided by the Company, including the calculations and determinations contained therein, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions, while waiting for such written instructions, or pursuant to this Agreement. In the event of an exercise of any Warrant, the Company shall provide the cost basis for shares issued pursuant to such exercise at the time such shares are issued. Notwithstanding the foregoing, nothing in this Section 2(d) shall affect or limit the obligations of the Company pursuant to this Warrant.

e)	Mechanics of Exercise.

i.          Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) by 12:00 p.m. Eastern Time on the third Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. In no event shall the Warrant Agent be liable for the Company’s failure to deliver the Warrant Shares by the Warrant Share Delivery Date.

ii.         Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.        Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(e)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv.        Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(e)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.        Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.        Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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f)          Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. The submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.       Certain Adjustments.

a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)          Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all (or substantially all) of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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c)          Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all (or substantially all) of holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

d)          Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(f) hereof on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(f) hereof on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined below) of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction.. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

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e)          Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f)           Notice.

i.           Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to (a) the Holder by facsimile or e-mail a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment and (b) the Warrant Agent and Transfer Agent the notice specified under Section 12 of the Warrant Agency Agreement.

ii.           Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or e-mail to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Company shall also simultaneously deliver a copy of any such notice to the Warrant Agent. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a)                   Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the office of the Warrant Agent designated for such purpose, together with the required form of assignment of this Warrant substantially in the form attached hereto duly executed and properly completed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer, provided that, in connection with a Warrant held in global form through DTC (or any successor depositary), no ink-original assignment form or any medallion guarantee (or other type of guarantee or notarization) of an assignment form shall be required. Upon such surrender and, if required, such payment, the Company shall execute and deliver, a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and the Warrant Agent, if instructed by the Company, shall countersign and deliver such new Warrant and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. Notwithstanding anything herein to the contrary, provided the Warrant is in book entry or electronic form through DTC (or any successor depositary), the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full.

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b)                   New Warrants. If this Warrant is not held in global form through DTC (or any successor depositary), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Warrant Agent, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver, and the Warrant Agent, if instructed by the Company, shall countersign, a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                    Warrant Register. The Warrant Agent shall register this Warrant, upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.       Miscellaneous.

a)                   No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i), except as expressly set forth in Section 3.

b)                   Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity or security acceptable to the Company and the Warrant Agent and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. Notwithstanding anything herein to the contrary, in connection with a Warrant held in global form through DTC (or any successor depositary), no posting of a bond shall be required under this Section 5(b).

c)                   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)                   Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

f)                   Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)                   Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                  Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile, by e-mail or sent by a nationally recognized overnight courier service, addressed to the Company, at 1129 N. McDowell Blvd., Petaluma, CA 94954, Attention: Chief Executive Officer, facsimile number 707-283-0551, E-mail: jschutz@sonomapharma.com, or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Warrant Agent. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. Notwithstanding any other provision of this Warrant, where this Warrant provides for notice of any event to the Holder, if this Warrant is held in global form by DTC (or any successor depositary), such notice shall be sufficiently given if given to DTC (or any successor depositary) pursuant to the procedures of DTC (or such successor depositary), subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

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i)                    Warrant Agency Agreement. The terms of this Warrant are to be read in conjunction with the applicable terms of the Warrant Agency Agreement. If there is a conflict between the express terms of this Warrant and the Warrant Agency Agreement, the terms of this Warrant shall govern and be controlling; provided, however, that all provisions with respect to the rights, duties, protections and liability of the Warrant Agent only shall be determined and interpreted solely by the provisions of the Warrant Agency Agreement and no provision of the Warrant Agency Agreement shall affect or limit the obligations of the Company under this Warrant.

j)                    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)                   Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l)                    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

m)                  Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

n)                   Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)                   Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SONOMA PHARMACEUTICALS, INC.
By: _____________________________ Name: Jim Schutz Title: Chief Executive Officer

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COMPUTERSHARE INC.

By: _______________________________________ Name: Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By: _______________________________________ Name: Title:

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NOTICE OF EXERCISE

To:     SONOMA PHARMACEUTICALS, INC.

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: _______________________________________________________________________________________

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address
Dated: _______________ __, ______
Holder’s Signature: _________________________
Holder’s Address: __________________________

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